Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Antares Pharma, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the caption “Experts” in the Registration Statement.

Our report on the consolidated financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, on January 1, 2006.

/s/ KPMG LLP

Minneapolis, Minnesota

July 19, 2007